Exhibit 99.1

AiRWA Inc. Announces Completion of Acquisition of Best Life

Smyrna, Delaware — July 30, 2026 (GLOBE NEWSWIRE) — AiRWA Inc. (Nasdaq: YYAI) (“AiRWA” or the “Company”) today announced that it has completed its previously announced acquisition of Hong Kong Best Life Trade Co., Limited (“Best Life”), a rapidly expanding import-export company with operations across multiple international markets.

On July 30, 2026, AiRWA completed the closing of the transaction by paying the seller $30 million in USDT and acquiring 100% of the issued shares of Best Life’s holding company, giving the Company a 97% equity interest in Best Life. The remaining $20 million of the base purchase price is payable within 90 days of the closing in accordance with the terms of the acquisition agreement. The acquisition consideration includes additional contingent earn-out payments tied to the achievement of previously disclosed revenue milestones.

This acquisition represents another step in AiRWA’s strategy to diversify and strengthen its revenue base while continuing to invest in its core artificial intelligence business.

Following the closing, Best Life will continue to operate under its existing management team while working with the Company to identify opportunities for operational collaboration, international expansion, and the implementation of appropriate corporate governance and reporting processes.

“We are pleased to complete this acquisition and welcome the Best Life team to AiRWA,” said Guibao Ji, Chief Financial Officer of the Company. “Our immediate priority is a smooth integration while supporting Best Life’s continued growth and preserving the strengths of its business. We believe this acquisition enhances the diversity of our revenue base and provides a solid platform for disciplined, long-term growth.”

About YYAI

AiRWA Inc. (Nasdaq: YYAI) is an AI-specialist company providing end-to-end full-cycle services designed to empower enterprises to transition seamlessly from raw data to intelligent applications through a closed-loop system of data generation, model refinement, and operational feedback. Through its subsidiary, Yuanyu Enterprise Management Co., Limited, AiRWA also owns advanced patents and proprietary technology for licensing out to partners worldwide for the development of localized digital matchmaking and other technology solutions. The company has been aiming to drive innovation in digital finance through AiRWA Exchange, which is intended to focus on the tokenization of real-world assets (RWA), particularly tokenized U.S. stocks.

YYAI Contact Information

Email: info@yuanyuenterprise.com

Website: www.yuanyuenterprise.com

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These may be identified by the use of words such as “expect,” “anticipate,” “believe,” “may,” “will,” “should,” “plan,” “project,” “intend,” “estimate,” and similar expressions. There can be no assurance that the benefits contemplated by the contract described herein will be achieved. Statements such as these are based on current plans, estimates, and expectations, and involve inherent risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to:

●	product development risks;
●	supply chain conditions;
●	regulatory approvals;
●	market acceptance;
●	competitive dynamics;
●	the effects of acquisitions and divestitures on current and future business operations;
●	strategic and operational uncertainties;
●	risks associated with potential litigation, financing transactions, or acquisitions;
●	macroeconomic, competitive, legal, regulatory, tax, and geopolitical factors; and
●	other risks detailed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2025.

Forward-looking statements speak only as of the date they are made. Neither the Company nor any other person undertakes to update any forward-looking statements, except as required by law.